Exhibit 23.3


            CONSENT OF REGISTERED AUDITORS AND CHARTERED ACCOUNTANTS

As registered auditors and chartered accountants, we hereby consent to the incorporation by reference in this registration statement of NFO Worldwide, Inc. on Form S-3 dated May 6, 1998, of our report dated February 23, 1998, on the financial statements of The MBL Group Plc as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, included in NFO Worldwide, Inc.'s annual report on Form 10-K for the year ended December 31, 1997, and to the reference to our Firm included in the experts section in this registration statement.



                                                 SOTERIOU BANERJI

London, England
May 6, 1998